UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Accuray Incorporated (the “Company”) and Siemens AG (“Siemens”) have agreed to revise their strategic relationship, in order to take account of both the Company’s acquisition of TomoTherapy Incorporated and Siemens’ announced restructuring of its radiation oncology business.  As further described under Items 1.02 and 8.01 below, the parties have expanded their distribution agreement such that Siemens now has the right to sell both the Company’s TomoTherapy Systems and CyberKnife® Robotic Radiosurgery Systems in multi-product deals involving certain Siemens products, while the Strategic Alliance Agreement between the Company and Siemens has been terminated.

Item 1.02. Termination of a Material Definitive Agreement.

On December 23, 2011, the Company received notice from Siemens of its termination of the Strategic Alliance Agreement by and between the Company and Siemens dated June 8, 2010, as amended August 3, 2011 (the “Strategic Alliance Agreement”), effective immediately.

The Strategic Alliance Agreement had provided for (i) Siemens to incorporate certain of the Company’s technology into its linear accelerator products, (ii) the creation of a research and development relationship between the Company and Siemens and (iii) the grant by the Company to Siemens of distribution rights to the Company’s CyberKnife® Robotic Radiosurgery System in certain circumstances.

Siemens indicated that it was terminating the Strategic Alliance Agreement, as permitted by its terms, due to Accuray’s acquisition of TomoTherapy as well as to Siemens’ restructuring its radiation oncology business.

Item 8.01. Other Events.

In connection with the termination of the Strategic Alliance Agreement, on December 26, 2011 (the “Effective Date”) the Company and Siemens entered into an Amended and Restated Multiple Linac and Multi-Modality Distribution Agreement (the “Distribution Agreement”).  The Distribution Agreement was amended in order to expand Siemens’ distribution rights, which had previously been specific to the Company’s CyberKnife Systems, to add the right to include TomoTherapy Systems in multi-product sales when it also sells its own products.

On December 26, 2011, the Company and Siemens also entered into a Letter of Intent, pursuant to which the parties agreed to enter into negotiations of a separate form of country- and region-specific distribution agreement to expand Siemens’ distribution rights to include TomoTherapy Systems, as well as CyberKnife Systems, in certain countries and regions throughout the world not currently able to be fully served by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: December 30, 2011	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary